UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

November 4, 2024

Centuri Holdings, Inc.

(Exact name of registrant as specified in charter)

Delaware	001-42022	93-1817741
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

19820 North 7th Avenue, Suite 120, Phoenix, Arizona 85027

(Address of principal executive offices, including Zip Code)

(623) 582-1235

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 per share par value	CTRI	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of President, Chief Executive Officer and Director

On November 4, 2024, Christian (Chris) Brown was appointed as President and Chief Executive Officer of Centuri Holdings, Inc. (the “Company”). Mr. Brown is expected to join the Company on December 3, 2024 (the “Effective Date”). In this capacity, Mr. Brown will be the Company’s principal executive officer. In connection with his appointment as President and Chief Executive Officer of the Company, the Board of Directors of the Company (the “Board”) also appointed Mr. Brown as a director of the Board effective the Effective Date and to fill the vacancy being created by William J. Fehrman’s resignation (as described further below), with his term expiring at the Company’s 2025 annual meeting of stockholders. Mr. Brown is not expected to serve on any standing committees of the Board.

Mr. Brown, age 55, served as chief executive officer of EnerMech, a global energy and infrastructure services company, from January 2020 to April 2024. Prior to joining EnerMech, he held the roles of President of Oil & Gas and Corporate Development Officer with SNC Lavalin (now AtkinsRéalis) from 2014 to 2019. From 2011 to 2014, Mr. Brown was the Chief Executive Officer and Executive Director of Kentz Engineers & Constructors, which was ultimately acquired by SNC Lavalin. In addition, Mr. Brown previously held senior leadership roles within US Fortune 500 companies, Kellogg Brown & Root and Foster Wheeler, with tenures working across Europe, Africa, Middle East, APAC and the Americas. He received a High National Diploma (HND) in Mechanical Engineering from the University of Hull and an M.B.A from the Henley Management College (now Henley Business School) at the University of Reading.

In connection with Mr. Brown’s appointment as President and Chief Executive Officer, the Company intends to enter into an offer letter with Mr. Brown (the “Offer Letter”). The Offer Letter will contain compensation terms as follows: (a) an annual base salary of $1,050,000, (b) a target annual cash incentive award equal to 110% of his annual base salary and (c) an annual long-term incentive award with target opportunity equal to 275% of his annual salary, (d) a signing bonus of $500,000, provided that, if his employment is terminated by the Company for cause or by Mr. Brown other than for good reason (i) prior to the first anniversary of his employment, 100% of such signing bonus is subject to clawback or (ii) on or after the first anniversary but prior to the second anniversary of his employment, 50% of such signing bonus is subject to clawback, and (e), a one-time service-based restricted stock units award with a grant date value of $1.5 million that vest over three years, with 40% vesting on the first anniversary date of Mr. Brown’s employment and 30% vesting on each of the second and third anniversary dates of Mr. Brown’s employment.

If Mr. Brown’s employment is terminated by Centuri without cause or if he resigns for good reason on or within 24 months following a change in control of Centuri (the “CIC Protection Period”), Mr. Brown will be entitled to (a) a lump sum payment equal to three times the sum of his annual base salary and target annual incentive opportunity and (b) 100% accelerated vesting of his unvested equity awards, with performance-based equity awards vesting based on target level of performance. If Mr. Brown’s employment is terminated by Centuri without cause or if he resigns for good reason outside of the CIC Protection Period, he will be entitled to (a) a lump sum payment equal to two times the sum of his annual base salary and target annual incentive opportunity and (b) prorated vesting of his unvested equity awards based on number of months of employment during the vesting period, with performance-based awards vesting based on actual performance.

The foregoing is a summary of the material terms of the Offer Letter and does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Offer Letter, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and are incorporated herein by reference.

Mr. Brown will also enter into the Company’s standard indemnification agreement (the “Indemnification Agreement”), the form of which is filed as Exhibit 10.13 to the Company’s Quarterly Report on Form 10-Q for the period ended March 31, 2024, filed with the U.S. and Exchange Commission on May 8, 2024. Pursuant to the terms of the Indemnification Agreement, the Company may be required, among other things, to indemnify Mr. Brown for some expenses, including attorneys’ fees, judgments, fines and settlement amounts incurred by him in any action or proceeding arising out of his services as an executive officer and director of the Company.

Other than with respect to the compensation matters described above, there are no arrangements or understandings between Mr. Brown and any other persons pursuant to which Mr. Brown was appointed as the Company’s President and Chief Executive Officer or as a director of the Company. There also are no family relationships between Mr. Brown and any director or executive officer of the Company and Mr. Brown has no direct or indirect interest in any transaction or proposed transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Departure of Paul J. Caudill as Interim President and Chief Executive Officer

Mr. Brown will succeed Paul J. Caudill, who was serving as Interim President and Chief Executive Officer pending the completion of a succession process. As a result of Mr. Brown’s appointment, Mr. Caudill will no longer serve as the Company’s Interim President and Chief Executive Officer effective as of the Effective Date. Mr. Caudill will remain with the Company as a consultant until such time as his services are terminated under the consulting agreement that is currently in place between Mr. Caudill and the Company.

Departure of William J. Fehrman as a Member of the Board of Directors

On November 4, 2024, in connection with the appointment of Christian Brown as a member of the Board of the Company, effective the Effective Date, William J. Fehrman notified the Company of his resignation as a member of the Board of the Company, effective December 3, 2024.

Mr. Fehrman’s resignation was not due to any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

Item 7.01.	Regulation FD Disclosure

On November 5, 2024, the Company issued a press release announcing the appointment of Mr. Brown as President, Chief Executive Officer and member of the Board of the Company. The text of the press release is attached as Exhibit 99.1 to this Form 8-K.

The information disclosed under this Item 7.01, including Exhibit 99.1 hereto, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 and shall not be deemed incorporated by reference into any filing made under the Securities Act of 1933, except as expressly set forth by specific reference in such filing.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

EXHIBIT INDEX

Exhibit No.	Description

10.1	Executive Offer Letter, dated November 4, 2024, by and between Centuri Holdings, Inc. and Christian Brown.

99.1	Press Release.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CENTURI HOLDINGS, INC.

Date: November 5, 2024	By:	/s/ Gregory A. Izenstark
Gregory A. Izenstark
Executive Vice President and Chief Financial Officer